UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2011

MERCER GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620-200 Burrard Street, Vancouver, BC	V6C3L6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 604 681 3130

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On our Form 8-K filed on April 7, 2011, our company incorrectly stated that we had issued 14,000,000 shares in connection with the settlement of debt. To date, only an aggregate of 1,200,000 shares were issued in connection with such debt settlement to a director of our company. The shares were issued to a director of our company, as settlement of an outstanding shareholder loan. We issued the shares of common stock to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 28, 2011, Rahim Jivraj resigned as President and Chief Executive Officer of our company and James Stonehouse was appointed President and Chief Executive Officer. Rahim Jivraj remains a director of our company.

On March 28, 2011, Devinder Randhawa resigned as a director of our company.

There are no family relationships between any of our directors and officers.

Item 7.01	Regulation FD Disclosure

On March 30, 2011, we entered into a Letter of Intent with VCS Mining Inc. wherein we have expressed our intent to acquire a 100% interest in mining claims owned by VCS Mining and its subsidiaries. The acquisition is conditional upon the completion of a definitive agreement.

On April 4, 2011, we issued a news release announcing the entering into of a letter of intent for the acquisition of 717 sq. km of gold, copper and silver prospects in Haiti, including the Morne Bossa gold deposit property. We also announced the resignations of Devinder Randhawa as a director and the resignation of Rahim Jivraj as President and CEO of our company. James Stonehouse has been appointed as President and CEO.

Item 9.01	Financial Statements and Exhibits

10.1	Letter of Intent dated March 30, 2011 (incorporated by reference to our Current Report on Form 8- K filed on April 7, 2011)

99.1	News Release dated April 4, 2011 (incorporated by reference to our Current Report on Form 8-K filed on April 7, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER GOLD CORPORATION

/s/ James Stonehouse
James Stonehouse
President

April 27, 2011